UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2006

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	010306	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2006, Independence Holding Company (“IHC”), a Delaware corporation, entered into a Stock Purchase Agreement to purchase all of the voting and nonvoting shares of the common stock of Insurers Administrative Corporation (“IAC") and Interlock Corporation (“Interlock”), for a total purchase price of $21,360,063.96 cash and 446,663 shares of IHC common stock.  Prior to entering into this Agreement, IAC owned the minority interest in Strategic Health Associates and administered IHC’s block of small group health insurance. The transaction, which is subject to customary closing conditions, is anticipated to close on January 31, 2006.

A News Release of Independence Holding Company announcing such acquisition is attached as Exhibit 99.1 and incorporated by reference herein to the extent related to this Item 1.01.

Item 7.01 Regulation FD Disclosure.

News Release of Independence Holding Company dated January 24, 2006 titled “Independence Holding Company announces execution of agreement to acquire Insurers Administrative Corporation; names co-chief operating officers; and comments on 2005 fourth quarter performance”.  A copy of the release is furnished as Exhibit 99.1.

News Release of Independence Holding Company dated January 24, 2006 titled “Independence Holding Company Names Co-Chief Operating Officers.”   A copy of the release is furnished as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1

News release of Independence Holding Company dated January 24, 2006 titled “Independence Holding Company announces execution of agreement to acquire Insurers Administrative Corporation; names co-chief operating officers; and comments on 2005 fourth quarter performance”

Exhibit 99.2

News Release of Independence Holding Company dated January 24, 2006 titled

“Independence Holding Company Names Co-Chief Operating Officers”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

By: /s/ Teresa A. Herbert Teresa A. Herbert Vice President and Chief Financial Officer	Date:	January 27, 2006

Exhibit 99.1

INDEPENDENCE HOLDING COMPANY

CONTACT: TERESA A. HERBERT

96 CUMMINGS POINT ROAD                                               (203) 358-8000

STAMFORD, CONNECTICUT 06902                                    www.Independenceholding.com

NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

EXECUTION OF AGREEMENT TO ACQUIRE

INSURERS ADMINISTRATIVE CORPORATION; NAMES CO-CHIEF OPERATING OFFICERS; AND COMMENTS ON 2005 FOURTH QUARTER PERFORMANCE

Stamford, Connecticut, January 24, 2006.  Independence Holding Company (NYSE: IHC) today announced that it has executed a definitive agreement to acquire Insurers Administrative Corporation (“IAC”), which will position IHC as a significant insurer of Consumer Driven Health Plans (CDHPs) and other life and health products for employers and individuals.  Upon closing of the transaction, Scott Wood will serve as Chief Executive Officer and President of IAC and will join David Kettig as Co-Chief Operating Officers of IHC.  Steve Wood will continue to serve as Chairman of the Board of Directors of IAC and has entered into a consulting agreement with Standard Security Life under which he will primarily focus on improving network discounts for their self-funded health business.  Completion of the acquisition is subject to satisfaction of certain closing conditions, and the parties currently anticipate closing on or about January 31, 2006.

IAC, which is based in Phoenix, Arizona, is a leading administrator, manager and distributor of CDHPs.  It has over 380 salaried and contract employees who currently administer approximately $220 million of individual and group health and life premiums and premium-equivalents, which relates to approximately 125,000 covered lives.  Of this business, 30% is currently insured by Standard Security Life and Madison National Life.  IAC, in combination with IHC’s other first dollar subsidiaries (HPA and GroupLink) will administer, manage and distribute a full range of health products (including CDHPs, short-term medical, limited medical, dental and vision) to 50,000 general agents, agents and brokers in 46 states.  IHC believes this will be one of the largest networks of independent general agents, agents and brokers focusing on sale of fully-insured medical and dental products in the country.

Roy Thung, Chief Executive Officer of IHC, commented “The acquisition of IAC transforms IHC into a life and health insurance company with comprehensive “in-house” capabilities that are readily scaleable and will enable us to expand rapidly in the fully-insured health market, which is much larger than the self-funded health market.  Since 2000, premiums for family coverage have increased 73%, compared with inflation growth of 14%.  As a result, many employers have begun to embrace CDHPs, which pair front-end funding mechanisms (health savings accounts) with higher deductible health plans.  This gives consumers more control over their healthcare spending, and allows them to be more cost-conscious.  It is estimated that CDHP enrollment will reach 12 million participants (7% of the commercially insured market) by 2007 and soar to 24% of that market by 2010.  Although increased CDHP enrollment may help stem the tide of companies dropping health benefits, we believe that there will also be an increasing demand for our short-term medical products (which are excellent for filling “gaps” in coverage for new employees, exiting employees in lieu of COBRA, and graduating college students) and for the new individual and limited benefit health products we will file in 2006. Through the collective resources of IHC and IAC, we will provide Americans (including the 48 million who are currently uninsured) with a variety of high-quality, affordable health insurance options.”

With respect to IHC’s 2005 fourth quarter performance, Mr. Thung added “Although our financial results will not be finalized until early March, the margins on the medical stop-loss 2004 underwriting year, although profitable, have continued to deteriorate, which will adversely affect our fourth quarter performance.  IHC strengthened its underwriting guidelines in 2005 in an effort to obtain a more profitable book of business, causing a decrease in gross premiums.  This decrease is expected to be offset by additional premiums from the appointment of three new medical stop-loss MGUs in 2005.  We believe our MGUs will produce approximately $310 million of annualized gross premiums in 2006.  Preliminary results indicate a considerable improvement in margins for business written in the 2005 underwriting year, although much of this premium will not be recorded until 2006.  Margins on fully-insured health business are less volatile than excess insurance, and growth in this division is expected to help counterbalance cycles in our medical stop-loss line.”

“I am delighted that IAC and Independence Holding Company have joined forces,” said Scott Wood, CEO and President of IAC.  “When my father, Steve Wood, began his career as a life insurance agent in the 1970s, his guiding principle was to make good on commitments to his customers.  He did not waver from this theme since IAC began in 1978, and, over the last 28 years, we have earned a reputation for building ‘win-win’ relationships with agents and their customers.  The combination of IAC’s distribution relationships, insurance management expertise, and back-office prowess, together with IHC’s financial strength, investment acumen and longstanding reputation for delivering value to its policyholders and shareholders, will immediately produce a dynamic force in the fully-insured health market.”

About Independence Holding Company

IHC is a holding company principally engaged in the life and health insurance business and the acquisition of blocks of policies through its insurance company subsidiaries (Standard Security Life Insurance Company of New York and Madison National Life Insurance Company, Inc.), its affiliate (American Independence Corp. (NASDAQ: AMIC)), and its managing general underwriters, third party administrators, and marketing affiliates.  Standard Security Life markets medical stop-loss, long-term and short-term disability, employer-sponsored group major medical, short-term medical, group life, dental, vision and managed health care products. Madison Life sells group life and disability, employer medical stop-loss, employer-sponsored group major medical, short-term medical, dental, vision, credit life and disability and individual life insurance. AMIC is a holding company principally engaged in the insurance and reinsurance business through Independence American Insurance Company and its managing general underwriter division.

Some of the statements included herein may be considered to be forward looking statements which are subject to certain risks and uncertainties. Factors which could cause the actual results to differ materially from those suggested by such statements are described from time to time in IHC's filings with the Securities and Exchange Commission.

INDEPENDENCE HOLDING COMPANY

CONTACT: TERESA A. HERBERT

96 CUMMINGS POINT ROAD

          (203) 358-8000

STAMFORD, CONNECTICUT 06902

           www.Independenceholding.com

NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY

  NAMES CO-CHIEF OPERATING OFFICERS

Stamford, Connecticut, January 24, 2006, Independence Holding Company (NYSE: IHC) today announced that, simultaneous with the closing of the acquisition of Insurers Administrative Corporation (“IAC”), David Kettig and Scott Wood will assume the positions of co-chief operating officers of IHC.

“David and Scott are accomplished operating executives,” said Roy Thung, chief executive officer of IHC.  Their appointment signifies the Company’s commitment to expanding the IHC brand to fully insured health products in addition to our historical foundation in employer medical stop-loss coverage and life and disability insurance.  Scott’s experience in managing IAC, one of the premier administrators, managers and distributors of fully-insured health products will add tremendous value to our health insurance line, particularly in the areas of agent distribution, marketing, systems and cost containment.”

Kettig, 46, will continue to serve as chief operating officer of American Independence Corp. (AMIC) and as chief administrative officer of Standard Security Life Insurance Company of New York, also an affiliate of IHC.  His responsibilities will continue to include overseeing the legal and compliance functions, expanding the corporate branding initiative, managing IHC’s medical stop-loss, life and disability lines, operations of AMIC, and mergers and acquisitions.

Wood, 41, will serve as Chief Executive Officer and President of IAC, which is based in Phoenix, Arizona, has over 380 salaried and contract employees and currently administers approximately $220 million of individual and group health and life premiums and premium-equivalents, which relates to approximately 125,000 covered lives.   He has been chief operating officer of IAC since 1998, and has been with that company for 24 years.  In addition to continuing to manage IAC, his responsibilities will include all aspects of the IHC group’s fully-insured health products, including expansion of distribution channels and development of new products, while maintaining a focus on underwriting discipline and profitability.

About Independence Holding Company

IHC is a holding company principally engaged in the life and health insurance business and the acquisition of blocks of policies through its insurance company subsidiaries (Standard Security Life Insurance Company of New York and Madison National Life Insurance Company, Inc.), its affiliate (American Independence Corp. NASDAQ: AMIC), and its managing general underwriters, third party administrators, and marketing affiliates.  Standard Security Life markets medical stop-loss, long-term and short-term disability, employer-sponsored group major medical, short-term medical, group life, dental, vision and managed health care products. Madison Life sells group life and disability, employer medical stop-loss, employer-sponsored group major medical, short-term medical, dental, vision, credit life and disability and individual life insurance. AMIC is a holding company principally engaged in the insurance and reinsurance business through Independence American Insurance Company and its managing general underwriter division.

Some of the statements included herein may be considered to be forward looking statements which are subject to certain risks and uncertainties. Factors which could cause the actual results to differ materially from those suggested by such statements are described from time to time in IHC's filings with the Securities and Exchange Commission.

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